EXHIBIT 4.1


                            AMERICAN BILTRITE INC.

                                Amendment No. 5


         This Amendment No. 5, dated as of January 29, 2004 (this "Amendment"), is among American Biltrite Inc., a Delaware corporation (the "Company"); K&M Associates L.P., a Rhode Island limited partnership (the "Guarantor" and, together with all Subsidiaries party to a Guarantor Joinder Agreement, the "Guarantors"); and The Prudential Insurance Company of America ("Prudential"). The parties hereto agree as follows:

         1. Note Agreement; Definitions. This Amendment amends the Note Purchase and Private Shelf Agreement and Facility Guarantee dated as of August 28, 2001 among the parties hereto (as amended by Amendment No. 1, dated December 31, 2002; Amendment No. 2, dated March 31, 2003; Amendment No. 3, dated June 30, 2003; and Amendment No. 4, dated October 14, 2003; together with any other amendment, modification or replacement thereof, the "Note Agreement"). Terms defined in the Note Agreement as amended hereby (the "Amended Note Agreement") and not defined herein are used herein as so defined.

         2. Amendments to Note Agreement. Effective upon the date upon which all the conditions set forth in paragraph 4 hereof are satisfied (the "Amendment Date"), which conditions must be satisfied no later than the date provided therein, the Note Agreement is amended as follows:

               2.1. Amendment to paragraph 6A. The introductory paragraph of paragraph 6A of the Note Agreement is amended and restated to read in its entirety as follows:

                  "6A. Financial Ratios. The Company covenants that, from and as of October 14, 2003 until December 31, 2004, it will not permit the items specified in Annex I hereto, and thereafter, as follows, in each case determined at the end of each fiscal quarter:"

               2.2. Amendment to paragraph 6B. Paragraph 6B of the Note Agreement is amended by replacing the words "ending on or after March 1, 2004" with the words "ending on or after December 31, 2004".

               2.3. Amendment to paragraph 7A(xvii). Paragraph 7A(xvii) of the Note Agreement is amended and restated to read in its entirety as follows:

                  "(xvii) the Company shall (A) fail to enter into, on or before November 14, 2004, a definitive commitment relating to the replacement or refinancing of not less than $15,000,000 of the facilities under the Bank Agreement to be effective by December 31, 2004 or such other date prior to the termination of the current Bank Agreement, on terms substantially similar to the Bank Agreement and with a maturity of not less than one year, (B) fail to consummate on or before December 31, 2004, such replacement or refinancing of not less than $15,000,000 of the facilities under the Bank Agreement or
         (C) fail to cause the lenders party to such replacement or refinancing to enter into an intercreditor agreement with the holders of the Notes on terms substantially similar to the Intercreditor Agreement;"

               2.4. Amendments to Annex I. Annex I to the Note Agreement is amended as follows:

                      2.4.1. Amendment to Opening Paragraph of Annex I. The opening paragraph of Annex I is amended by replacing the reference to "March 1, 2004" contained therein with "December 31, 2004".

                      2.4.2. Amendment to Paragraph (i) of Annex I. Paragraph
(i) of Annex I is amended and restated to read in its entirety as follows:

                  "(i) Consolidated Total Liabilities to Consolidated Tangible Net Worth. On the last day of each fiscal quarter of the Company, Consolidated Total Liabilities shall not exceed not exceed the percentage set forth in the table below of Consolidated Tangible Net Worth on such date:

                 Quarter Ending                           Percentage
                 --------------                           ----------
               9/30/03 to 6/30/04                            225%
             9/30/04 and thereafter                          200%"

                      2.4.3. Amendment to Paragraph (ii) of Annex I. Paragraph
(ii) of Annex I is amended and restated to read in its entirety as follows:

                  "(ii) Consolidated Adjusted EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, Consolidated Adjusted EBITDA shall equal or exceed the percentage set forth in the table below of Consolidated Interest Expense.

                  Quarter Ending                          Percentage
                  --------------                          ----------
                     9/30/03                                  60%
                     12/31/03                                 80%
                     3/31/04                                  70%
               6/30/04 and 9/30/04                           100%
             12/31/04 and thereafter                         150%"

                      2.4.4 Amendment to Paragraph (v) of Annex I. Paragraph
(v) of Annex I is amended and restated to read in its entirety as follows:

                  "(v) Income or Loss from Continuing Operations. Net loss from continuing operations (excluding, in all events, net income relating to Janus Flooring Corporation) of the Company and its Subsidiaries reporting Congoleum on the equity method shall not exceed $500,000 in the fiscal quarter of the Company ending December 31, 2003. Net income from continuing operations (excluding, in all events, net income relating to Janus Flooring Corporation) of the Company and its Subsidiaries reporting Congoleum on the equity method shall equal or exceed $1.00 in at least one of any two consecutive fiscal quarters of the Company for any two consecutive fiscal quarters of the Company ending March 31, 2004 and thereafter."

                      2.4.5. Amendment to the Definition of "Consolidated Adjusted EBITDA" Contained in Annex I. The definition of "Consolidated Adjusted EBITDA" contained in Annex I is amended by replacing the reference to "June 30, 2004" contained therein with "December 31, 2004".

         3. Representations and Warranties. Each of the Company and the Guarantor jointly and severally represents and warrants as follows:

               3.1. Legal Existence, Organization, Authorization. Each of the Company, the Guarantor, ABTRE, Inc. ("ABTRE"), Aimpar, Inc. ("Aimpar"), American Biltrite Intellectual Properties, Inc. ("ABIP"), Ocean State Jewelry, Inc. ("OSJ"), American Biltrite Far East, Inc. ("ABFE"), Ideal Tape Co., Inc. ("Ideal"), 425 Dexter Associates, L.P. ("Dexter") and Majestic Jewelry, Inc. ("Majestic", and together with the Company, the Guarantor, ABTRE, Aimpar, ABIP, OSJ, ABFE, Ideal and Dexter, the "Credit Parties") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all power and authority, corporate, limited liability company, partnership or otherwise, necessary (as is applicable to each) (a) to enter into and perform this Amendment and the Amended Note Agreement and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Credit Parties has taken all corporate, limited liability company, partnership or other action (as is applicable to each) required to make the provisions of this Amendment and the Amended Note Agreement the valid and enforceable obligations they purport to be.

               3.2. Enforceability. Each Credit Party has duly authorized, executed and delivered this Amendment. This Amendment will, upon execution, be the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

               3.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Amendment, nor the performance of the Amended Note Agreement, nor the consummation of any other transaction referred to or contemplated by this Amendment, nor the fulfillment of the terms hereof, has constituted or resulted in or will constitute or result in:

               (a) any breach or termination of any Material Agreement;

               (b) the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Restricted Subsidiaries;

               (c) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any of its Restricted Subsidiaries (other than the Liens created pursuant to the Security Agreement); or

               (d) any redemption, retirement or other repurchase obligation of the Company or any of its Restricted Subsidiaries under any charter, by-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained that has not been obtained or made that has not been made by the Company or any of its Restricted Subsidiaries in connection with the execution, delivery and performance of this Amendment or the performance of the Amended Note Agreement, or the consummation of the transactions contemplated hereby or thereby, except for any filings which may be required pursuant to the federal securities laws and regulations.

               3.4. Defaults. Immediately before and after giving effect to the amendments set forth in paragraph 2 hereof, no Default will exist.

               3.5. Incorporation of Representations and Warranties. The representations and warranties set forth in paragraph 8 of the Amended Note Agreement are true and correct on the date hereof as if originally made on and as of the date hereof, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement, (c) the Security Agreement creates a Lien in favor of the Collateral Agent on behalf of the Lenders and the Noteholders (in each case, as defined therein) and (d) except as disclosed by the Company in any filing with the Securities and Exchange Commission.

         4. Conditions. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions, which conditions must be satisfied no later than January 29, 2004 or this Amendment shall terminate:

               4.1. Officer's Certificate. Except, in each case as may have occurred with respect to the dissolution or performance of Janus Flooring Corporation, the representations and warranties of the Company and the Guarantor set forth or incorporated by reference herein shall be true and correct as of the Amendment Date as if originally made on and as of the Amendment Date, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement and (c) except as disclosed by the Company in any filing with the Securities and Exchange Commission; no Default shall have occurred on or prior to the Amendment Date; and Prudential shall have received a certificate to these effects signed by a Responsible Officer in the event the Amendment Date occurs after the date hereof.

               4.2. Proper Proceedings. This Amendment and the transactions contemplated hereby shall have been authorized by all necessary proceedings of the Company and the Guarantor, and each of the Company and the Guarantor shall provide a certificate to such effect. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. Prudential shall have received copies of all documents, including certificates, records of corporate, limited liability company, partnership or other proceedings and opinions of counsel, which Prudential may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate, limited liability company, partnership or governmental authorities.

               4.3. Executed Agreements. Prudential shall have received a counterpart of each of (i) this Amendment, executed by the Company and the Guarantor and (ii) an executed copy of the amendment to the Bank Agreement, in each case in form and substance satisfactory to Prudential.

               4.4. Costs and Expenses. The Company shall have paid (i) all costs and expenses (including attorney's fees and expenses) incurred by Prudential through the date hereof, pursuant to statements submitted to the Company (which statements may include estimates of time and expenses to be incurred on and after the dates of posting of actual time and expenses set forth therein, which estimated amounts shall be subject to subsequent adjustment to reflect actual time and expenses subsequently posted) and (ii) an amendment fee in the amount of $20,000.

               Notwithstanding anything to the contrary contained herein, the Company hereby acknowledges and agrees that failure of the Company to comply with the covenants set forth above in this Section 5 by the date indicated shall constitute an Event of Default under the Amended Note Agreement.

         5. General. The Amended Note Agreement, the Security Agreement and the Notes are each confirmed as being in full force and effect. This Amendment, the Amended Note Agreement, the Notes, the Security Agreement, the Consent Letter, dated as of August 1, 2003, by Prudential in favor of the Company and the documents referred to therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment may be executed in any number of counterparts (including by way of facsimile transmission), which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.



                           [Signature Page Follows]

         Each of the undersigned has caused this Amendment to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                                         AMERICAN BILTRITE INC.


                                         By  /s/ Howard N. Feist III
                                             ---------------------------------
                                             Name:  Howard N. Feist III
                                             Title: Vice President, Finance


                                         K&M ASSOCIATES L.P.

                                         By: AIMPAR, INC., its General Partner


                                         By  /s/ Howard N. Feist III
                                             ---------------------------------
                                             Name:  Howard N. Feist III
                                             Title: Vice President and
                                                    Assistant Secretary


                                         THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                         By  /s/ Kevin J. Kraska
                                             --------------------------------
                                             Name:  Kevin J. Kraska
                                             Title: Vice President